UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 3, 2021

ASSERTIO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39294	85-0598378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 South Saunders Rd., Suite 300,

Lake Forest, IL 60045

(Address of principal executive offices, including zip code)

(224) 419-7106

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, $0.0001 par value	ASRT	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

In relation to the restructuring announced on December 15, 2020, Assertio Holdings, Inc. (the “Company”) now expects to recognize approximately $11.0 to $12.0 million in severance and restructuring charges in the fourth quarter of 2020 and throughout 2021, consisting primarily of severance and other termination benefits. The increase in the expected charges from the previously stated range of $8.0 to $10.0 million is primarily due to a non-cash expense the Company expects to recognize for the write-off of certain office leases and related fixed assets.

Item 2.06 Material Impairments.

The Company assesses the recoverability of its long-lived assets, which include property and equipment and product rights, whenever significant events or changes in circumstances indicate impairment may have occurred. If indicators of impairment exist, projected future undiscounted cash flows associated with the asset are compared to the carrying amount to determine whether the asset’s value is recoverable. Any resulting impairment is recorded as a reduction in the carrying value of the related asset and a charge to operating results.

Goodwill, which was approximately $9.0 million at September 30, 2020, is tested for impairment at the reporting unit level annually, or between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount.

During the fourth quarter of 2020, the Company announced a restructuring plan, experienced a sustained decrease in stock price, observed macroeconomic conditions related to the near-term impact from the COVID-19 pandemic and experienced changes in the product payor mix.  The Company determined that these events represent a triggering event, requiring the assessment of the recoverability of the long-lived assets as well as an evaluation if it is more likely than not the fair value of the reporting unit is below its carrying amount. Although the Company has not yet completed its impairment assessment, it expects to recognize a non-cash impairment charge of no less than $9.0 million for the quarterly period ended December 31, 2020.

Item 8.01 Other Events.

On February 3, 2021, Assertio Therapeutics, Inc. (the “Assertio Therapeutics”), a subsidiary of the Company, entered into a Confidential Settlement Agreement and Mutual Release (the “Settlement Agreement”) with its primary product liability insurer, Navigators Specialty Insurance Company and Navigators Insurance Company (collectively, “Navigators”). The Settlement Agreement resolves the previously disclosed declaratory judgment action that Navigators filed in 2019 in the U.S. District Court for the Northern District of California and the Company’s related counterclaims (collectively, the “Coverage Action”). At issue in the Coverage Action was whether the opioid lawsuits brought against Assertio Therapeutics beginning in March 2018 were covered under certain life sciences liability policies issued to Assertio Therapeutics by Navigators (the “Policies”).

Pursuant to the Settlement Agreement, Navigators has agreed to pay $5.0 million of its $10.0 million primary policy to Assertio Therapeutics by February 17, 2021. The settlement does not affect Assertio Therapeutics’ ability to pursue other sources of recovery, including the excess layers of its life sciences liability policies.

Special Note Regarding Forward Looking Statements

Statements included herein that are not historical facts are forward-looking statements that reflect the Company’s management’s current expectations, assumptions and estimates of future performance and economic conditions. These forward-looking statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, future events or the future performance or operations of the Company. All statements other than historical facts may be forward-looking statements and can be identified by words such as “anticipate,” “believe,” “could,” “design,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “imply,” “intend,” “may”, “objective,” “opportunity,” “outlook,” “plan,” “position,” “potential,” “predict,” “project,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “target,” “would,” “will,” “aim” or other similar expressions that convey the uncertainty of future events or outcomes are used to identify forward-looking statements. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the control of the Company. Factors that could cause the Company’s actual results to differ materially from those implied in the forward-looking statements include: (1) risks related to disruption of management time from ongoing business operations due to the integration of the merger with Zyla Life Sciences (the “Merger”) and/or the recent restructuring of the Company’s workforce (the “Restructuring”) announced in the Company’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission (“SEC”) on December 15, 2020; (2) unexpected costs, charges or expenses resulting from the Merger and/or the Restructuring; (3) the ability of the Company to retain key personnel; (4) potential adverse changes to business relationships resulting from the Merger; (5) the combined company’s ability to achieve the growth prospects and synergies expected from the transaction, as well as delays, challenges and expenses associated with integrating the combined company’s existing businesses; (6) negative effects of the Merger on the market price of the Company’s common stock, credit ratings and operating results; (7) legislative, regulatory and economic developments, including changing business conditions in the industries in which the Company operates; (8) the Company’s ability to successfully pursue and complete business development, strategic partnerships, and investment opportunities to build and grow for the future; (9) the commercial success and market acceptance of the Company’s products; (10) coverage of the Company’s products by payors and pharmacy benefit managers; (11) the Company’s ability to execute on its sales and marketing strategy, including developing relationships with customers, physicians, payors and other constituencies; (12) the entry of any generic products for any of the Company’s products; (13) the outcome of the Company’s opioid-related investigations, the Company’s opioid-related litigation brought by state and local governmental entities and private parties, and the Company’s insurance, antitrust, securities class action and other litigation, and the costs and expenses associated therewith; (14) the outcome of the Company’s antitrust litigation relating to the drug Glumetza®; (15) the Company’s estimates regarding expenses, future revenues, capital requirements and needs for additional financing; (16) the Company’s ability to generate sufficient cash flow from its business to make payments on its indebtedness; (17) the Company’s ability to restructure or refinance its indebtedness and the Company’s compliance with the terms and conditions of the agreements governing its indebtedness; (18) compliance or non-compliance with legal and regulatory requirements related to the development or promotion of pharmaceutical products in the U.S.; (19) the Company’s ability to raise additional capital, if necessary; (20) variations in revenues obtained from collaborative agreements; (21) the Company’s collaborative partners’ compliance or non-compliance with obligations under its collaboration agreements; (22) the ability of the Company’s common stock to regain compliance with Nasdaq’s minimum closing bid requirement of at least $1.00 per share; (23) obtaining and maintaining intellectual property protection for the Company’s products; (24) the Company’s ability to operate its business without infringing the intellectual property rights of others; (25) the impact of disasters, acts of terrorism or global pandemics, including COVID-19; (26) general market conditions; (27) the direct and indirect impact of the Restructuring; and (28) the other risks listed in the Company’s filings with the SEC. These risks are more fully described in the joint proxy statement/prospectus filed with the SEC in connection with the Merger and the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC and in other filings the Company makes with the SEC from time to time. Investors and potential investors are urged not to place undue reliance on forward-looking statements in this communication, which speak only as of this date. While the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to update or revise any forward-looking-statements contained herein whether as a result of new information or future events, except as may be required by applicable law. Nothing contained herein constitutes or will be deemed to constitute a forecast, projection or estimate of the future financial performance or expected results of the Company, whether following the Restructuring or otherwise.

Item 9.01 Financial Statements and Exhibits

(b) Pro Forma Financial Information

Attached as Exhibit 99.2 hereto and incorporated by reference is certain updated unaudited pro forma financial information of the Company giving effect to the Merger.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated February 3, 2021
99.2	Unaudited Pro Forma Financial Information of the Company
99.3	Form of Sales Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2021

ASSERTIO HOLDINGS, INC.

/s/ Dan Peisert
Dan Peisert
President and Chief Executive Officer